                                                                    Exhibit 23.1


                      Consent of Independent Accountants

The Board of Directors
Safeguard Scientifics, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP


Philadelphia, Pennsylvania
  September 2, 1999